March 23, 2012

Mr. KC Quintana

Stemcom d/b/a Pipeline Nutrition

18606 Chemille Drive

Lutz, FL 3358

Re:	Agreement dated March 23, 2012

By and between Tree Top Industries, Inc., and

Stemcom d/b/a Pipeline Nutrition

Termination of a Material Definitive Agreement

On March 23, 2012, Tree Top Industries, Inc. (“Tree Top”) and Stemcom d/b/a Pipeline Nutrition (“Stemcom”) agreed to mutually disengage from their previously executed binding term sheet agreement of March 1, 2012. The agreement was intended to facilitate the acquisition by Tree Top of 100% of the units of Stemcom and their corresponding assets and liabilities. In exchange for the units, Stemcom was to have been issued stock in GoHealth.MD, a subsidiary of Tree Top. Subsequent to the signing of the agreement, both parties decided that the acquisition model described in the term sheet was not appropriate to the transaction both parties had envisioned.

Agreed to on March 23, 2012

Tree Top Industries, Inc.	Stemcom d/b/a Pipeline Nutrition

By: /s/ David Reichman	By: KC Quintana
David Reichman, Chairman & CEO	KC Quintana, President